ModivCare to Acquire CareFinders Total Care

July 26, 2021

FORWARD LOOKING STATEMENTS

Forward Looking Statements

Certain statements contained in this presentation constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as "may," "will," "should," "expect," "believe," "estimate," "intend," and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: the early termination or non-renewal of contracts; our ability to successfully respond to governmental requests for proposal; our ability to fulfill our contractual obligations; our ability to identify and successfully complete and integrate acquisitions; our ability to identify and realize the benefits of strategic initiatives; the loss of any of the significant payors from whom we generate a significant amount of our revenue; our ability to accurately estimate the cost of performing under certain capitated contracts; our ability to match the timing of the costs of new contracts with its related revenue; the outcome of pending or future litigation; our ability to attract and retain senior management and other qualified employees; our ability to successfully complete recent divestitures or business termination; the accuracy of representations and warranties and strength of related indemnities provided to us in acquisitions or claims made against us for representations and warranties and related indemnities in our dispositions; our ability to effectively compete in the marketplace; inadequacies in or security breaches of our information technology systems, including our ability to protect private data; the impact of COVID-19 on us (including: the duration and scope of the pandemic; governmental, business and individuals' actions taken in response to the pandemic; economic activity and actions taken in response; the effect on our clients and client demand for our services; and the ability of our clients to pay for our services); seasonal fluctuations in our operations; impairment of long-lived assets; the adequacy of our insurance coverage for automobile, general liability, professional liability and workers' compensation; damage to our reputation by inaccurate, misleading or negative media coverage; our ability to comply with government healthcare and other regulations; changes in budgetary priorities of government entities that fund our services; failure to adequately comply with patient and service user information regulations; possible actions under Medicare and Medicaid programs for false claims or recoupment of funds for noncompliance; changes in the regulatory landscape applicable to Matrix; changes to our estimated income tax liability from audits or otherwise; our ability to meet restrictive covenants in our credit agreement; the costs of complying with public company reporting obligations; and the accuracy of our accounting estimates and assumptions. The Company has provided additional information in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Use of Non-GAAP Financial Measures

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this presentation includes EBITDA and Adjusted EBITDA for the Company and its segments, which are non-GAAP financials measures of our Company's performance. EBITDA is defined by us as income (loss) from continuing operations, net of taxes, or net (income) loss, as applicable, before: (1) interest expense, net; (2) provision (benefit) for income taxes; and (3) depreciation and amortization. Adjusted EBITDA is calculated by us as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including costs related to our corporate reorganization; (2) equity in net (gain) loss of investee; (3) certain transaction and related costs; (4) COVID-19 related costs; (5) asset impairment; (6) management fee; (7) severance expense; and (8) integration costs. Reconciliations of the Non-GAAP financial measures to their most directly comparable GAAP financial measures are included at the end of this presentation. Our non-GAAP performance measures exclude certain expenses and amounts that are not driven by our core operating results and, except with respect to equity in net (income) loss of investee, is expected to be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net gain or loss in equity investee is excluded from Adjusted EBITDA, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance. Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, and they may exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Investment Highlights

Acquisition of CareFinders strengthens ModivCare's strategic vision and integrated care model



modivcare
modivcare
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CAREFINDERS TOTAL CARE
modivcare
Transportation
Nutrition
Supportive Care
Medication Management
Behavioral / Social

- Aligns with ModivCare's vision to be the preeminent Social Determinants of Health company
- Solidifies ModivCare as a leading Personal Care operator in the Northeast
- Adds a strategically valuable partner for ModivCare NEMT in New Jersey, our largest NEMT market
- Accelerates our Personal Care goal for $1 billion of revenue and $100 million of EBITDA
- Expected to deliver mid- to high-teens earnings accretion and meaningful cost synergies

CareFinders Overview

- CareFinders is a leading personal care provider in the Northeast, with a scaled presence in New Jersey, Pennsylvania, and Connecticut
  - Caregivers: 6,200
  - Hours: 10 million[1]
  - PF Revenue: $202mm[1]
- Payors are primarily Medicaid MCOs, with a small portion of private pay
- Strong regional density in markets with high population density and are over-indexed to senior populations
- ModivCare has provided CareFinders with 85,000 caregiver rides in New Jersey under the executive order following the pandemic

CareFinders Geographic Overview



Michigan
New York
Vermont
Maine
New Hampshire
Massachusetts
Connecticut
Rhode Island
Pennsylvania
Ohio
New Jersey
Maryland
Delaware
West Virginia
Virginia
Kentucky
District of Columbia
CareFinders

NJ
Serves all counties



Market Size: ~$1bn

PA
Serves 36 eastern counties



Market Size: ~$3bn

CT
Serves 5 counties



Market Size: ~$1bn

CareFinders Revenue by State[1]



CT
5%
PA
37%
58%
NJ

CareFinders Service Mix[1]



Private Pay
Other
5%
7%
88%
Medicaid

(1) Figures are for the twelve months ended 3/31/21 pro forma for CareFinders acquisitions closed during this period.

ModivCare Personal Care + CareFinders

- ModivCare Personal Care will have a dense regional presence in the Northeast U.S. after acquiring CareFinders
  - Caregivers: 16,000
  - Hours: 30 million[1]
  - PF Revenue: $654mm[2]
- Payor mix will remain primarily Medicaid MCOs on a combined basis
- CareFinders will overlay well with ModivCare's NEMT footprint
  - ModivCare will be the #1 NEMT provider and #1 Personal Care provider in New Jersey

Combined Personal Care Overview



Michigan
Ohio
Kentucky
West Virginia
Virginia
Pennsylvania
Maryland
Delaware
District of Columbia
New Jersey
New York
Vermont
New Hampshire
Maine
Massachusetts
Connecticut
Rhode Island
ModivCare PC
CareFinders

Pro Forma PC Revenue by State[1]



NY 36%
PA 32%
NJ 18%
MA 6%
CT 5%
WV+FL 3%

Pro Forma PC Revenue[2]



$452
$654
MODV Personal Care
CareFinders

(1) Figures based on 2020 revenue pro forma for Simlura and CareFinders acquisitions closed since 3/31/21.
(2) Figures are for the twelve months ended 3/31/21 pro forma for Simplura and CareFinders acquisitions closed during this period.

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Pro Forma Contribution

Personal Care contribution to increase significantly following CareFinders acquisition

Revenue Segment Mix[1]

modivcare | CareFinders Total Care | modivcare + CareFinders Total Care



Personal Care
26%
$1,742
74%
NEMT
Personal Care
100%
$202
Personal Care
34%
$1,945
66%
NEMT

Personal Care / Home Health public comps trade at a premium valuation relative to ModivCare's current valuation[2]

(1) Figures are for the twelve months ended 3/31/21 pro forma for Simplura and CareFinders acquisitions closed during this period. May not sum due to rounding.
(2) Based on average forward EV/EBITDA of the peer group. Personal Care / Home Health peer group includes Addus, LHC Group, Amedisys, Aveanna, and Pennant Group.

modivcare

Transaction Summary

Purchase Price	▪ $340 million purchase price; all cash consideration ▪ $306 million net purchase price (purchase price net of $34 million in present value of estimated tax attributes)
Valuation	▪ 10.3x 3/31/21 LTM Pro Forma Adj. EBITDA, including synergies and net of tax asset
Financial Impact	▪ Accretive to ModivCare earnings. ▪ PF Revenue of $202 million and PF Adj. EBITDA of $26 million ▪ Estimated $3 to $5 million of synergies within twelve months
Financing & Leverage	▪ Cash on hand and existing credit facility ▪ Net leverage expected in the low-2x range
Timing	▪ Expected to close in Q3 2021, subject to HSR review and customary closing conditions

Thank You